SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2013

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
(Exact name of registrant as specified in its charter)

California	333-04028LA	33-0489154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
915 West Imperial Highway, Suite 120, Brea, CA	92821
(Address of Principal Executive Offices)	(Zip Code)

               Registrant's telephone number, including area code: (714) 671-5720

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Securities Holders.

On May 14, 2013, the Series A Preferred Unit holders of Ministry Partners Investment Company, LLC (the “Company”) approved the adoption of an Amended and Restated Certificate of Powers, Designations, Preferences and Rights of Series A Preferred Units (the “Amended Series A Certificate”) pursuant to which holders of the Series A Preferred Units approved a reduction in the preferred dividend return payable to the Series A Preferred Unit holders (the “Series A Preferred Members”).  Under the original Certificate of Powers, Designations, Preferences and Rights of Series A Preferred Units (the “Series A Certificate”), each holder of a Series A Preferred Unit was entitled to receive a quarterly cash payment equal to a percentage of the liquidation preference for a Series A Preferred Unit set at $100 per Series A Preferred Unit which was set at 190 basis points higher than the London Bank Inter-Bank Offer Rate (“LIBOR) for one year in effect on the last day of the calendar month for which the preferred return is approved.  As approved by the Series A Preferred Members at the Special Meeting of the Series A Preferred Members, the preferred return payable on the Series A Preferred Units will be 25 basis points higher that the LIBOR in effect on the last day of the calendar month for which the preferred return is approved.  No other changes have been made to the Series A Certificate.  The rights, privileges and obligations relating to the Series A Preferred Members are set forth in the Operating Agreement which was filed as an Exhibit to a Current Report on Form 8-K filed on December 22, 2008, and is incorporated by reference in this Item 3.03.   The Amended Series A Certificate is filed as an Exhibit to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 14, 2013, the Company held its annual meeting of Class A Members.  The primary purpose of the annual meeting was to consider and elect three persons to serve as Class III Managers for a three-year term ending May 31, 2016, or the annual meeting in 2016, whichever occurs first.  The nominations of Juli Anne S. Callis, Mark G. Holbrook and R. Michael Lee to serve as Class III Managers were considered and all nominees were elected.  All nominees for election as Class III Managers received a plurality of votes cast.  The final results are as follows:

Name	Votes For	Votes Withheld
Juli Anne S. Callis	125,649	0
Mark G. Holbrook	125,649	0
R. Michael Lee	125,649	0

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is attached herewith:

3.7       Amended and Restated Series A Preferred Unit Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 23, 2013	MINISTRY PARTNERS INVESTMENT COMPANY, LLC

/s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer